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                                                                  Exhibit 21.1

                        AMERIPATH, INC. SUBSIDIARIES(1)
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AmeriPath Alabama, Inc. (Alabama) d/b/a SkinPath
AmeriPath Florida, Inc. (Florida) d/b/a D&P Pathology
                                        Derrick and Associates Pathology
                                        Gulf Coast Pathology Associates
                                        Drs. Seidenstein, Levine and Associates
                                        Volusia Pathology Group
                                        American Laboratory Associates
                                        Florida Pathology Associates
AmeriPath Kentucky, Inc. (Kentucky) d/b/a Pathology Associates
AmeriPath Ohio, Inc. (Delaware)
AmeriPath Texas, Inc. (Texas) d/b/a Freeman-Cockerell Laboratories

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(1)  Other affiliated entities include AmeriPath Cleveland, Inc. (Ohio) d/b/a
     CPI, Cutaneous Pathology and Immunofluorescence Laboratory; AmeriPath Cincinnati, Inc. (Ohio) d/b/a Richfield Laboratory of Dermatopathology; and Clay J. Cockerell, M.D., P.A. (Texas); AmeriPath Texas Dermatopathology 5.01(a) Corporation (Texas); DFW 5.01(a) Corporation (Texas)